Exhibit 4.30

SUBSCRIPTION FOR UNITS

TO: POET TECHNOLOGIES INC. (the "**Corporation**")

AND TO: CORMARK SECURITIES INC., IBK CAPITAL CORP. AND PI FINANCIAL CORP. (collectively, the "**Agents**")

AND TO: THE U.S. AFFILIATES (as defined herein)

The undersigned (the "**Subscriber**") hereby irrevocably subscribes for and agrees to purchase from the Corporation the number of units of the Corporation (the "**Units**") set forth below for the aggregate subscription price set forth below, representing a subscription price of $0.85 per Unit (the "**Subscription Price**"), upon and subject to the terms and conditions set forth in this Subscription Agreement (as defined herein), including the attached "Terms and Conditions of Subscription", including, without limitation, the representations, warranties and covenants set forth in the applicable schedules attached hereto and the "Term Sheet" attached hereto as Schedule A (the "**Term Sheet**"). The Subscriber further agrees, without limitation, that the Corporation and the Agents may rely upon the Subscriber's representations, warranties and covenants contained in this Subscription Agreement. **In addition to this face page, the Subscriber must also complete all applicable schedules attached hereto.**

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below.

____
(Name of Subscriber)

Account Reference (if applicable): ____________________

By: ____________________
(Authorized Signatory)

____
(Official Capacity or Title – if the Subscriber is not an individual)

____
(Name of individual whose signature appears above if different than the name of the Subscriber printed above)

____
(Subscriber's Residential Address, including Province/State and Postal/ZIP Code)

____

____
(Telephone Number)

____
(E-mail Address)

Number of Units: ____________________ x $0.85

=

Aggregate Subscription Price: ____________________

Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a "Disclosed Principal") and not purchasing as agent or trustee for accounts fully managed by it (and, if applicable, ensure that Schedule B is completed in respect of each Disclosed Principal):

____
(Name of Disclosed Principal)

____
(Disclosed Principal's Residential Address including Province/State and Postal/ZIP Code)

____
(Disclosed Principal's Telephone Number)

Account Registration Information:

____
(Name)

____
(Account Reference, if applicable)

____
(Address, including Postal/ZIP Code)

Delivery Instructions as set forth below:

☐ Same address as account registration, or

____
(Name)

____
(Account Reference, if applicable)

____
(Address including Province/State and Postal/ZIP Code)

____
(Contact Name)

Number and kind of securities of the Corporation held (directly or indirectly, beneficially owned or controlled), if any:

____

____

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of the ____ day of ________________________, 2021.

POET TECHNOLOGIES INC.

By: ____
Authorized Signing Officer

POET TECHNOLOGIES INC.

SUBSCRIPTION FOR UNITS

INSTRUCTIONS

PLEASE MAKE SURE THAT YOUR SUBSCRIPTION INCLUDES:

1. All Subscribers: a completed and signed copy of the face page of this Subscription Agreement.

2. All Subscribers: payment by certified cheque, money order, bank draft, wire transfer or other acceptable means in the amount of the Aggregate Subscription Price payable to one of the Agents.

3. Subscribers resident in Canada: a completed and signed copy of the Subscriber Certificate attached hereto as Schedule B, including, if applicable, a completed and signed original Form 45-106F9 - *Form for Individual Accredited Investors* appended as Appendix A to Schedule B.

4. Subscribers who are, or are subscribing for the account or benefit of, persons in the United States or U.S. Persons: a completed and signed copy of the United States Subscribers Representation Letter attached hereto as Schedule C.

5. Offshore Subscribers: a completed and signed copy of the Foreign Subscriber Purchaser's Certificate attached hereto as Schedule D.

6. All Subscribers: a completed and signed copy of the TSXV Subscriber Information Sheet attached hereto as Schedule E, including a completed and signed copy of Appendix A thereto, if applicable.

PROCEDURE AND DELIVERY:

Subscription forms should be completed, signed and delivered with payment, by no later than 4:00 p.m. (Toronto time) on Friday, February 5, 2021 (or such other time, date or place as the Subscriber may be advised), to:

Cormark Securities Inc.
Royal Bank Plaza, South Tower
200 Bay Street, Suite 1800
Toronto, Ontario M5J 2J2

Attention:	Equity Capital Markets
Fax:	416.943.6496
Email:	ecm@cormark.com

TERMS AND CONDITIONS OF SUBSCRIPTION

The Subscriber understands that the Agents have agreed to arrange for the purchase of up to 14,706,000 Units from the Corporation for aggregate gross proceeds of up to $12,500,100 (the "**Offering**"). In addition, the Corporation has granted to the Agents an option (the "**Agents' Option**"), exercisable in whole or in part, up to the Closing Time (as defined herein), to arrange for the purchase of up to an additional 2,941,200 Units at the Subscription Price. Each Unit will consist of one Common Share (an "**Underlying Share**") and one Common Share purchase warrant (a "**Warrant**"). Each Warrant will entitle the holder thereof to acquire one additional Common Share (a "**Warrant Share**") at a price of $1.15 at any time prior to 5:00 p.m. (Toronto time) on the date that is 24 months following the Closing Date (as defined herein) (the "**Expiry Date**"). Commencing on the date that is four months and a day after the Closing Date, in the event that the Common Shares trade on the TSX Venture Exchange (the "**TSXV**") (or other principal exchange or market where the Common Shares are listed or quoted for trading) at a daily volume weighted average trading price of more than $2.30 for a period of at least 10 consecutive trading days (an "**Acceleration Event**"), the Corporation may, at its option, accelerate the Expiry Date of the Warrants to a date that is not less than 30 days following written notice to the holders of the Warrants of such acceleration, in the form of a press release, provided that such notice is issued within 10 business days (as defined herein) of the Acceleration Event. The Corporation shall also give written notice to the holders of the Warrants not less than 15 days prior to the accelerated Expiry Date of the Warrants.

The Units, the Underlying Shares, the Warrants and the Warrant Shares are collectively referred to as the "**Securities**".

The Subscriber acknowledges that the Units may be deposited electronically with CDS (as defined herein) through the book based system administered by CDS or be settled via physical certificates or other instruments on the Closing Date, as may be mutually agreed upon by the Corporation and Agents.

In the case of a CDS settlement, the Subscriber will not be entitled to receive physical certificates or other instruments from the Corporation (including the transfer agent and / or warrant agent, on behalf of the Corporation) or CDS representing the Subscriber's interest in the Units purchased hereunder or the underlying Securities. The Subscriber will only receive a customer confirmation from the registered dealer who is a CDS participant and from or through whom the Securities hereunder are purchased, against payment of the Aggregate Subscription Price.

1. **<u>Definitions.</u>** In this Subscription Agreement:

(a) "**$**" means Canadian dollars;

(b) "**Acceleration Event**" has the meaning ascribed to it in the preamble to the "Terms and Conditions of Subscription";

(c) "**Agency Agreement**" means the agency agreement to be entered into between the Agents and the Corporation in respect of the Offering;

(d) "**Agents**" has the meaning ascribed to such term on the face page of this Subscription Agreement;

(e) "**Agents' Option**" has the meaning ascribed to it in the preamble to the "Terms and Conditions of Subscription";

(f) "**Aggregate Subscription Price**" means the aggregate dollar amount of the subscription under this Subscription Agreement as set out on the face page of this Subscription Agreement;

(g) "**Blue Sky Laws**" means the securities laws of any State or the District of Columbia;

(h) "**business day**" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business;

(i) "**Canadian Offering Jurisdictions**" means each of the provinces of Canada;

(j) "**Canadian Securities Laws**" means, as applicable, the securities laws and regulations in each of the Canadian Offering Jurisdictions, all written instruments, rules and orders having the force of law of the securities regulators or regulatory authorities in each of the Canadian Offering Jurisdictions and the rules of the TSXV;

(k) "**CDS**" means CDS Clearing and Depository Services Inc.;

(l) "**Closing**" has the meaning ascribed to such term in Section 4;

(m) "**Closing Date**" means February 11, 2021 or such other date as the Corporation and the Lead Agent, on behalf of the Agents, may agree;

(n) "**Closing Time**" means 8:30 a.m. (Toronto time) on the Closing Date or such other time as the Corporation and the Lead Agent, on behalf of the Agents, may agree;

(o) "**Common Shares**" means the common shares in the capital of the Corporation;

(p) "**control person**" means a person, company or combination of persons or companies described in the provisions of securities legislation listed in Appendix A to National Instrument 45-102 – *Resale of Securities*;

(q) "**Corporation**" has the meaning ascribed to such term on the face page of this Subscription Agreement and includes any successor corporation;

(r) "**Disclosed Principal**" has the meaning ascribed to such term on the face page of this Subscription Agreement;

(s) "**Expiry Date**" has the meaning ascribed to it in the preamble to the "Terms and Conditions of Subscription", which for greater certainty is subject to the acceleration at the Corporation's option as described herein, upon the Acceleration Event;

(t) "**International Jurisdiction**" has the meaning ascribed to such term in clause 8(p);

(u) "**Lead Agent**" means Cormark Securities Inc.;

(v) "**NI 45-106**" means National Instrument 45-106 – *Prospectus Exemptions* of the Canadian Securities Administrators;

(w) "**Offering**" has the meaning ascribed to it in the preamble to the "Terms and Conditions of Subscription";

(x) "**PCMLTFA**" has the meaning ascribed to such term in clause 8(bb);

(y) "**person**" means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, limited liability company, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, fund, unincorporated organization or association, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind, and pronouns have a similar extended meaning;

(z) "**Qualified Institutional Buyer**" means a "qualified institutional buyer" as defined in Rule 144A;

(aa) "**Regulation D**" means Regulation D under the U.S. Securities Act;

(bb) "**Regulation S**" means Regulation S under the U.S. Securities Act;

(cc) "**Rule 144A**" means Rule 144A under the U.S. Securities Act;

(dd) "**SEC**" means the United States Securities and Exchange Commission;

(ee) "**Securities**" has the meaning ascribed to such term in the preamble to the "Terms and Conditions of Subscription";

(ff) "**Securities Laws**" means, collectively, the Canadian Securities Laws and the U.S. Securities Laws;

(gg) "**State**" means any state of the United States;

(hh) "**Subscriber**" has the meaning ascribed to such term on the face page of this Subscription Agreement and includes, as applicable, the Disclosed Principal unless the context otherwise requires;

(ii) "**Subscription Agreement**" means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; "**hereof**", "**hereto**", "**hereunder**", "**herein**" and similar expressions mean and refer to this Subscription Agreement and not to a particular Section or clause; and the expression "**Section**" or "**clause**" followed by a number or letter means and refers to the specified Section or clause of this Subscription Agreement;

(jj) "**Subscription Price**" has the meaning ascribed to such term on the face page of this Subscription Agreement;

(kk) "**Term Sheet**" has the meaning ascribed to such term on the face page of this Subscription Agreement;

(ll) "**TSXV**" has the meaning ascribed to it in the preamble to the "Terms and Conditions of Subscription";

(mm) "**TSXV Approval**" means the conditional acceptance of the Offering by the TSXV;

(nn) "**United States**" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

(oo) "**Units**" has the meaning ascribed to such term on the face page of this Subscription Agreement;

(pp) "**U.S. Accredited Investor**" means an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act;

(qq) "**U.S. Affiliates**" means the U.S. registered broker-dealer affiliates of the Agents;

(rr) "**U.S. Person**" means a "U.S. person" as defined in Rule 902(k) of Regulation S;

(ss) "**U.S. Securities Act**" means the *United States Securities Act of 1933*, as amended;

(tt) "**U.S. Securities Laws**" means all applicable securities laws in the United States, including the U.S. Securities Act, the United States Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder, including the rules and policies of the SEC, and the applicable securities ("blue sky") laws of the states of the United States;

(uu) "**Underlying Share**" has the meaning ascribed to it in the preamble to the "Terms and Conditions of Subscription";

(vv) "**Warrant Certificate**" means the form of Common Share purchase warrant certificate to be issued by the Corporation to evidence the Warrants;

(ww) "**Warrant Share**" has the meaning ascribed to it in the preamble to the "Terms and Conditions of Subscription"; and

(xx) "**Warrant**" has the meaning ascribed to it in the preamble to the "Terms and Conditions of Subscription".

For greater certainty, the parties hereby acknowledge and agree that, if the Subscriber is acting as agent or trustee on behalf of a Disclosed Principal, the words "Subscriber", "it" and "its", whenever used in relation to representations, warranties, acknowledgements, covenants or indemnities (including in Sections 8 to 11) mean the Subscriber and, unless the context otherwise requires, the Disclosed Principal.

2. **Subscription.** The Subscriber hereby confirms its irrevocable subscription for the Units from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement and in the Agency Agreement, for the Aggregate Subscription Price which is payable as described herein. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each Disclosed Principal) that upon acceptance by the Corporation of this Subscription Agreement, this Subscription Agreement will constitute a binding obligation of the Subscriber (including, if applicable, each Disclosed Principal) subject to the terms and conditions contained herein.

3. **Acceptance or Rejection of Subscription.** The Corporation may, in its absolute discretion, accept or reject the Subscriber's subscription for Units as set forth in this Subscription Agreement, in whole or in part, and the Corporation reserves the right to allot to the Subscriber less than the amount of Units subscribed for under this Subscription Agreement. The Subscriber acknowledges and agrees that the acceptance of this Subscription Agreement will be conditional upon, among other things, the sale of the Units to the Subscriber being exempt from any prospectus and registration requirements of applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction and, to the extent possible, the Subscriber agrees to furnish the Corporation with all information that is reasonably necessary to confirm same.

If this Subscription Agreement is rejected in whole, any certified cheque, money order, bank draft, wire transfer or other form of payment delivered by the Subscriber to the Agents on account of the Aggregate Subscription Price for the Units subscribed for will be promptly returned to the Subscriber without any interest paid on such amount. If this Subscription Agreement is accepted only in part, payment representing the amount by which the payment delivered by the Subscriber exceeds the Subscription Price of the number of Units sold to the Subscriber pursuant to a partial acceptance of this Subscription Agreement will be promptly delivered to the Subscriber without any interest paid on such amount.

4. **Closing.** Delivery and sale of the Units and payment of the Aggregate Subscription Price will be completed (the "**Closing**") at the Toronto offices of Bennett Jones LLP, counsel to the Corporation at the Closing Time or at such other time and place as the Corporation and the Agents may agree. If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement and the Agency Agreement have been complied with to the satisfaction of the Agents, or waived by the Agents, the Agents shall deliver to the Corporation all completed Subscription Agreements, including this Subscription Agreement, and payment of the Aggregate Subscription Price for all of the Units sold pursuant to the Agency Agreement against delivery by the Corporation of the Units (by way of electronic deposit with CDS or in physical form, as applicable) and such other documentation as may be required pursuant to this Subscription Agreement and the Agency Agreement.

5. **Conditions of Closing.** The obligations of the parties hereunder are subject to all required regulatory approvals being obtained. This Offering is conditional upon, among other things, the Corporation obtaining TSXV Approval.

The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the

fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a) the Corporation having accepted this Subscription Agreement;

(b) payment by the Subscriber of the Aggregate Subscription Price by certified cheque, money order, bank draft or other acceptable means in Canadian dollars payable to one of the Agents;

(c) the Subscriber having properly completed, signed and delivered this Subscription Agreement and all applicable schedules by no later than 4:00 p.m. (Toronto time) on Friday, February 5, 2021 (or such other time, date or place as the Subscriber may be advised), with payment, to:

Cormark Securities Inc.
Royal Bank Plaza, South Tower
200 Bay Street, Suite 1800
Toronto, Ontario M5J 2J2

Attention:	Equity Capital Markets
Fax	416.943.6496
Email:	ecm@cormark.com

(d) if the Subscriber is resident in Canada, the Subscriber having properly completed, signed and delivered Schedule B, including, if applicable, a completed and signed original Form 45-106F9 - *Form for Individual Accredited Investors* appended as Appendix A to Schedule B;

(e) if the Subscriber is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person, the Subscriber having properly completed, signed and delivered Schedule C;

(f) if the Subscriber is, or is subscribing for the account or benefit of, a person resident of jurisdictions other than Canada and the United States, the Subscriber having properly completed, signed and delivered Schedule D;

(g) the Subscriber having properly completed, signed and delivered Schedule E, including a completed and signed copy of Appendix A thereto, if applicable; and

(h) the conditions of Closing contained in the Agency Agreement having been satisfied or waived by the relevant party.

6. **Authorization of the Agents.** The Subscriber irrevocably authorizes the Agents (or any one of them), in their discretion, to act as the Subscriber's representatives at the Closing, and hereby appoints the Agents, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber's place and stead:

(a) to receive the Units (by way of electronic deposit with CDS or in physical certificate form, as applicable), to execute on behalf of the Subscriber all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Units hereunder, to approve any opinion, certificate or other document addressed to the Subscriber and to exercise any rights of termination contained in the Agency Agreement;

(b) to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Subscriber contained in this Subscription Agreement and in the Agency Agreement (or any ancillary or related document);

(c) to terminate or not deliver this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the Agents in their sole discretion may determine; and

(d) without limiting the generality of the foregoing, to negotiate, settle, execute, deliver and amend, as the case may be, the Agency Agreement and any ancillary documents in connection with the Offering.

The Subscriber agrees that this power of attorney is irrevocable, is coupled with an interest and has been given for valuable consideration, the receipt and adequacy of which are acknowledged. This power of attorney and other rights and privileges granted under this section will survive any legal or mental incapacity, dissolution, bankruptcy or death of the Subscriber (including any Disclosed Principal). This power of attorney extends to the heirs, executors, administrators, other legal representatives and successors, transferees and assigns of the Subscriber (including any Disclosed Principal). Any person dealing with the Agents (or any one of them) may conclusively presume and rely upon the fact that any document, instrument or agreement executed by the Agents (or any one of them) pursuant to this power of attorney is authorized and binding on the Subscriber (including any Disclosed Principal), without further inquiry. The Subscriber (including any Disclosed Principal) agrees to be bound by any representations or actions made or taken by the Agents (or any one of them) pursuant to this power of attorney, and waives any and all defences that may be available to contest, negate or disaffirm any action of the Agents (or any one of them) taken in good faith under this power of attorney.

7. **<u>Representations, Warranties and Covenants of the Corporation.</u>** By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall have the benefit of the representations, warranties and covenants made by the Corporation to the Agents as set forth in the Agency Agreement which shall be true and correct in all material respects (or, if qualified by materiality, in all respects) as of the Closing Date, except as amended or waived by the Agents, as though the Subscriber were a party thereto. Such representations, warranties and covenants shall form an integral part of this Subscription Agreement and shall survive the Closing and shall continue in full force and effect for the benefit of the Subscriber in accordance with the Agency Agreement.

8. **<u>Representations, Warranties, Covenants and Acknowledgements of the Subscriber.</u>** By executing this Subscription Agreement, the Subscriber (on its own behalf and, including if applicable, on behalf of each Disclosed Principal) represents, warrants, covenants and acknowledges to and with the Corporation, the Agents and the U.S. Affiliates (and acknowledges and agrees that the Corporation, the Agents, the U.S. Affiliates and their respective legal counsel are relying thereon) that:

<u>Authorization and Effectiveness</u>

(a) if the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which this Subscription Agreement is executed and is legally competent to execute, deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder;

(b) if the Subscriber is not an individual, the Subscriber has the requisite power, authority, legal capacity and competence to execute, deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder, all necessary approvals of its directors, partners, shareholders, trustees or otherwise with respect to such matters have been given or obtained and the individual signing this Subscription Agreement has been duly authorized;

(c) if the Subscriber is a corporation, limited partnership, limited liability company or other corporate entity or unincorporated organization, the Subscriber has been duly organized and is validly subsisting under the laws of its jurisdiction of incorporation or formation and the laws of any other jurisdiction in which its properties or operations require qualification;

(d) if the Subscriber is acting as principal, this Subscription Agreement has been duly and validly authorized, executed and delivered by the Subscriber and, when accepted by the Corporation, will constitute a legal, valid and binding obligation enforceable against the Subscriber in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors' rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction);

(e) if the Subscriber is acting as agent or trustee (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documents in connection with such subscription on behalf of such principal, each of whom is subscribing as principal for its own account and not for the benefit of any other person, and this Subscription Agreement has been duly and validly authorized, executed and delivered by or on behalf of, and, when accepted by the Corporation, will constitute a legal, valid and binding obligation enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors' rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction) against, such principal;

(f) the execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Units and the completion of the transactions contemplated hereby will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber or a Disclosed Principal (if not an individual), the Securities Laws or any other applicable law, any agreement to which the Subscriber or a Disclosed Principal is a party or any applicable regulation, judgment, decree, order or ruling;

(g) the Subscriber is not a person created or used solely to purchase or hold securities in order to comply with or rely upon an exemption from the prospectus and registration requirements of applicable Securities Laws and except as disclosed in writing to the Corporation, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring securities of the Corporation;

<u>Disclosure if Purchasing as Agent or Trustee</u>

(h) if the Subscriber is not subscribing as principal, the Subscriber acknowledges that the Corporation and/or the Agents may be required by law to disclose to applicable securities regulatory authorities or stock exchanges information concerning the identities of each beneficial purchaser for whom the Subscriber is acting hereunder;

<u>Residence</u>

(i) the Subscriber and, if applicable, each Disclosed Principal are resident, or if not an individual, has a head office, in the jurisdiction indicated on the face page of this Subscription Agreement as the "Subscriber's Residential Address" and the "Disclosed Principal's Residential Address", respectively, such address was not created and is not used solely for the purpose of acquiring Units. The purchase by and sale to the Subscriber of the Units, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase or sale (whether with or with respect to the Subscriber or any Disclosed Principal) has occurred only in such jurisdiction;

<u>Canadian Subscribers</u>

(j) if the Subscriber is resident in Canada, the Subscriber (or if applicable, the Disclosed Principal) is eligible to purchase the Units pursuant to an exemption from the prospectus requirements of the Canadian Securities Laws, and the Subscriber has completed, executed and delivered to the Corporation a Subscriber Certificate in the form attached hereto as <u>Schedule B</u> (and, if required,

Appendix A to Schedule B) indicating that the Subscriber (or if applicable, the Disclosed Principal) fits within one of the prospectus exemption categories under Canadian Securities Laws as set forth therein, and confirms the truth and accuracy of all representations, warranties and covenants made in such certificate as of the date of this Subscription Agreement and as of the Closing Time;

(k) the Subscriber (or if applicable, the Disclosed Principal) acknowledges that:

(i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii) there is no government or other insurance covering the Securities;

(iii) there are risks associated with the purchase of the Securities; and

(iv) there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities;

U.S. Subscribers

(l) if the Subscriber is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person, the Subscriber (or any beneficial purchaser) is aware that the Securities have not been and will not be registered under the U.S. Securities Act any Blue Sky Laws and the Units may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act or applicable Blue Sky Laws, or compliance with requirements of exemptions from such registration requirements, and it acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities or registering or qualifying the Securities under any Blue Sky Laws;

(m) if the Subscriber is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person, the Subscriber agrees to the additional terms included in Schedule C hereto;

(n) if the Subscriber is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person, the Subscriber (and, if applicable, such beneficial purchaser) is either a: (i) U.S. Accredited Investor; or (ii) Qualified Institutional Buyer, purchasing the Units directly from the Corporation and the Subscriber has completed Schedule C hereto and if a U.S. Accredited Investor, identified in Schedule C the appropriate category of U.S. Accredited Investor that correctly and in all respects describes the Subscriber (and, if applicable, such beneficial purchaser);

Non-U.S. Subscribers

(o) unless the Subscriber is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person and the Subscriber has completed and delivered Schedule C hereto (in which case the Subscriber makes the representations, warranties and covenants therein), the Subscriber acknowledges and agrees that:

(i) the Units have not been offered to the Subscriber or any beneficial purchaser for whom it is acting while the Subscriber or such beneficial person, if applicable, was in the United States, and the individuals making the order to purchase the Units and executing and delivering this Subscription Agreement for the account or benefit of the Subscriber or such beneficial purchaser were not in the United States when the order was placed or when this Subscription Agreement was executed and delivered;

(ii) the Subscriber is not in the United States or a U.S. Person and is not purchasing the Units for the account or benefit of a person in the United States or a U.S. Person;

(iii) the Subscriber is not purchasing the Units as the result of any directed selling efforts (as defined in Rule 902(c) of Regulation S under the U.S. Securities Act and, including, but not limited to, any press releases made by the Corporation relating to the proposed Offering of the Units or any report, notification or summary of the same) made in the United States by the Corporation, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing;

(iv) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act; and

(v) the Subscriber or any beneficial purchaser for whom it is acting, if applicable, has no intention to distribute either directly or indirectly any of the Units in the United States, except in compliance with the U.S. Securities Act and any applicable Blue Sky Laws;

<u>International Subscribers</u>

(p) if the Subscriber (or any Disclosed Principal) is resident in or otherwise subject to the securities laws of any jurisdiction outside of Canada and the United States (the "**International Jurisdiction**"), then:

(i) the Subscriber is not subject to Canadian Securities Laws;

(ii) the Subscriber agrees to the additional terms included in <u>Schedule D</u> hereto;

(iii) the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this subscription, if there are any;

(iv) the Corporation is offering and selling the Units and the Subscriber is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the International Jurisdiction or, if such is not applicable, the Corporation is permitted to offer and sell the Units and the Subscriber is permitted to purchase the Units under the applicable securities laws of such International Jurisdiction without the need to rely on exemptions; and

(v) the applicable securities laws of the International Jurisdiction do not require the Corporation to prepare and/or file any documents or be subject to ongoing reporting requirements or seek any approvals of any kind whatsoever in respect of the offer and sale of the Units to the Subscriber from any regulatory authority of any kind whatsoever in the International Jurisdiction;

<u>No Prospectus or Undisclosed Information</u>

(q) the Subscriber understands that the sale of the Units is conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus or registration statement or to deliver an offering memorandum, and no prospectus or registration statement has been filed by the Corporation with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Units. As a result of acquiring the Units pursuant to such exemptions:

(i) the Subscriber may be restricted from using some of the protections, rights and remedies otherwise available under Canadian Securities Laws, including statutory rights of rescission or damages in the event of a misrepresentation;

(ii) the Subscriber may not receive information that would otherwise be required to be provided to it under Canadian Securities Laws; and

(iii) the Corporation is relieved from certain obligations that would otherwise apply under Canadian Securities Laws;

(r) the Subscriber has not received or been provided with a prospectus, registration statement or offering memorandum, within the meaning of Securities Laws, or any sales or advertising literature in connection with the Offering. The Subscriber's decision to subscribe for the Units was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to fact made by or on behalf of the Corporation or the Agents and their respective directors, officers, employees, agents and representatives. The Subscriber's decision to subscribe for the Units was based solely upon this Subscription Agreement, including the Term Sheet, and information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Agents);

(s) the Agents, their counsel, Dentons Canada LLP, counsel to the Corporation, Bennett Jones LLP, and United States securities counsel to the Corporation, Katten Muchin Rosenman LLP, and their respective directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed;

(t) except for the Subscriber's knowledge regarding its subscription for Units hereunder, the Subscriber has no knowledge of a "material fact" or a "material change" (as those terms are defined in Canadian Securities Laws) in the affairs of the Corporation that has not been generally disclosed;

Investment Suitability

(u) the Subscriber confirms that the Subscriber and, if applicable, each Disclosed Principal:

(i) has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Securities;

(ii) is capable of assessing the proposed investment in the Securities as a result of the Subscriber's own experience or as a result of advice received from a person registered under Canadian Securities Laws;

(iii) is aware of the characteristics of the Securities and the risks relating to an investment therein; and

(iv) is able to bear the economic risk of loss of its investment in the Securities;

(v) the Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Units nor is there any government or other insurance covering the Units;

No Representations

(w) the Subscriber confirms that neither the Corporation nor the Agents nor any of their respective directors, employees, officers, representatives, agents or affiliates have made any representations (written or oral) to the Subscriber:

(i) regarding the future price or value of the Securities;

(ii) that any person will resell or repurchase the Securities;

(iii) that any person will refund the purchase price of the Securities other than as provided in this Subscription Agreement; or

(iv) that Securities will be listed and posted for trading on a stock exchange other than as set out in the Term Sheet attached hereto as Schedule A;

Limitations on Resale

(x) the Subscriber and, if applicable, each Disclosed Principal, understands that it may not be able to resell the Securities except in accordance with limited exemptions available under applicable Securities Laws, and that the Subscriber is solely responsible for (and neither the Corporation nor the Agents are in any way responsible for) the Subscriber's and, if applicable, each Disclosed Principal's compliance with applicable resale restrictions. The Subscriber will comply with all applicable Securities Laws concerning the subscription, purchase, holding and resale of the Securities and will not resell any of the Securities except in accordance with the provisions of applicable Securities Laws;

Legends

(y) the Underlying Shares and the Warrants (and the Warrant Shares, if issued prior to the expiry of the applicable hold periods) shall have attached to them, whether through the electronic deposit system of CDS, an ownership statement issued under a direct registration system or other electronic book based system, or on certificates that may be issued, as applicable, any legends as may be prescribed by CDS in addition to the legend substantially in the following form and with the necessary information inserted:

> "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <insert date that is four (4) months and one (1) day after Closing Date>."

and may also bear a legend substantially in the following form:

> "WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY OR UNDERLYING THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL <insert date that is four (4) months and one (1) day after Closing Date>."

In addition to the foregoing legends, the Securities that may be issued to Subscribers who are, or are subscribing for the account or benefit of, persons in the United States or U.S. Persons under Regulation D, shall have attached to them, whether through electronic deposit system of CDS, an

ownership statement issued under a direct registration system or other electronic book based system, or on certificates, the legends described in Schedule C of this Subscription Agreement;

Restrictions on Warrant Exercise in the United States

(z) the Subscriber understands that the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless an exemption is available from the registration requirements of the U.S. Securities Act and all applicable Blue Sky Laws and, if requested by the Corporation, the holder has delivered to the Corporation a written opinion of counsel reasonably satisfactory to the Corporation to such effect; provided, however, that an original Subscriber in the Offering that is in the United States or a U.S. Person will not be required to deliver an opinion of counsel in connection with the exercise of Warrants purchased in the Offering by such original Subscriber that is in the United States or a U.S. Person, on its own behalf or on behalf of the original beneficial purchaser (if any), at a time when it and such beneficial purchaser (if any) are U.S. Accredited Investors or Qualified Institutional Buyers;

No Purchase or Offer in the United States

(aa) unless the Subscriber is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person and has duly completed and executed Schedule C hereto, neither the Subscriber nor any person for whom it is acting will offer, sell or otherwise dispose of the Securities in the United States or to, or for the benefit or account of, a person in the United States or a U.S. Person, or exercise the Warrants in the United States, unless the Corporation has consented to such offer, sale, disposition or exercise and such offer, sale, disposition or exercise is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and applicable Blue Sky Laws or the Corporation has filed, and the SEC has declared effective, a registration statement in respect of the resale of such Securities;

Not Proceeds of Crime

(bb) the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada), as may be amended from time to time (the "**PCMLTFA**") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge: (i) none of the subscription funds to be provided by the Subscriber: (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (ii) it shall promptly notify the Corporation if the Subscriber (including any Disclosed Principal) discovers that any of such representations cease to be true, and to provide the Corporation with appropriate information in connection therewith;

Personal Information

(cc) the Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Subscriber is contracting hereunder, acknowledges and consents to the fact that the TSXV, its affiliates, authorized agents, subsidiaries and divisions collect personal information in certain information forms which are submitted to the TSXV, including the forms attached hereto as Schedule B and Schedule E, and use such information for the following purposes:

(i) (A) to conduct background checks, (B) to verify the personal information that has been provided about each individual, (C) to consider the suitability of the individual to act as an insider of an issuer, (D) to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the issuer, or its associates

or affiliates, (E) to conduct enforcement proceedings, and (F) to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the TSXV, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada;

(ii) as part of the above-mentioned process, the TSXV also collects additional personal information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished; and

(iii) the personal information the TSXV collects may also be disclosed:

(A) to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(B) on the website of the TSXV or through printed materials published by or pursuant to the directions of the TSXV;

No Financial Assistance

(dd) the Subscriber has not received and does not expect to receive any financial assistance from the Corporation directly or indirectly, in respect of the Subscriber's purchase of the Units;

Future Financings

(ee) the Subscriber acknowledges that the Corporation may complete additional financings in the future to develop the proposed business of the Corporation and to fund its ongoing development. There is no assurance that such financings will be available and if available, will be on reasonable terms. Any such future financings may have a dilutive effect on current shareholders, including the Subscriber;

No Advertising

(ff) the Subscriber has not purchased the Units as a result of any form of "general solicitation" or "general advertising" (as those terms are used in Rule 502(c) of Regulation D), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the Internet or broadcast over radio, television, or the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

No Other Fees

(gg) other than the Agents (and any group of investment dealers appointed by the Agents for the purpose of offering the Units for sale), the Subscriber confirms that there is no person acting or purporting to act on behalf of the Subscriber (including any Disclosed Principal), if applicable, in connection with the transactions contemplated herein who is entitled to any brokerage or finder's fee. If any other person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Units on account of the Subscriber's subscription, the Subscriber covenants to indemnify and hold harmless the Corporation and the Agents with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

Other Documents

(hh) if required by Securities Laws or by any securities commission, stock exchange or other regulatory authority, the Subscriber and, if applicable, each Disclosed Principal will execute, deliver, file and otherwise assist the Corporation and/or the Agents in filing, such reports, undertakings and other documents with respect to the subscription for and issuance of the Securities;

Subscriber's Responsibility for Legal and Financial Advice

(ii) the Subscriber confirms that it and, if applicable, each Disclosed Principal is responsible for obtaining its own legal, tax, investment and other professional advice with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder including the suitability of the Securities as an investment for the Subscriber and, if applicable, each Disclosed Principal, the tax consequences of purchasing and dealing with the Securities, and the resale restrictions and "hold periods" to which the Securities are or may be subject under Securities Laws. The Subscriber has not relied upon any statements made by or purporting to have been made on behalf of the Corporation, the Agents or their respective counsel with respect to such matters;

(jj) the Subscriber acknowledges that the Corporation's counsel is acting solely as counsel to the Corporation and the Agents' counsel is acting solely as counsel to the Agents and, in each case, not as counsel to the Subscriber or, if applicable, to any Disclosed Principal;

Registration

(kk) neither the Subscriber nor any Disclosed Purchaser is engaged in the business of trading in securities or exchange contracts as a principal or agent and does not hold himself, herself or itself out as engaging in the business of trading in securities or exchange contracts as a principal or agent, or is otherwise exempt from any requirements to be registered as a dealer under National Instrument 31-103 – *Registration Requirements, Exemptions and Ongoing Registrant Obligations*; and

Not a Control Person

(ll) neither the Subscriber nor, if applicable, any Disclosed Principal will become a control person of the Corporation by virtue of its subscription for Units hereunder and neither the Subscriber nor, if applicable, any Disclosed Principal intends to act in concert with any other person or persons to form a control group of the Corporation.

9. **Reliance on Representations, Warranties, Covenants and Acknowledgements.** The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement, including the schedules hereto, are made with the intention that they may be relied upon by the Corporation, the Agents, the U.S. Affiliates and their respective counsel in determining the Subscriber's eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Units under the Securities Laws. The Subscriber further agrees that by accepting the Units, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect for the benefit of the Corporation, the Agents and the U.S. Affiliates as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Units and shall continue in full force and effect for the benefit of the Corporation, the Agents and the U.S. Affiliates notwithstanding any subsequent disposition by the Subscriber of any of the Securities.

10. **No Investigation by Agents.** The Subscriber acknowledges and agrees that the Agents assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any information regarding the Corporation received, obtained or learned by the Subscriber, whether or not such information was obtained from or

through the Agents or any of their affiliates. The Subscriber further acknowledges and agrees that the Agents have not engaged in or conducted any independent investigation with respect to the Corporation or any such information.

11. **Indemnity.** The Subscriber acknowledges that the Corporation, the Agents, the U.S. Affiliates and their respective counsel are relying upon the representations, warranties, acknowledgements and covenants of the Subscriber set forth herein (including the schedules attached hereto) in determining the eligibility (from a securities law perspective) of the Subscriber (or, if applicable, the eligibility of another on whose behalf the Subscriber is contracting hereunder to subscribe for Units) to purchase Units under the Offering, and hereby agrees to indemnify the Corporation, the Agents, the U.S. Affiliates and their respective directors, officers, employees, advisers, affiliates, shareholders, representatives and agents (including their respective legal counsel) against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of or in connection with their reliance on such representations, warranties, acknowledgements and covenants. The Subscriber undertakes to immediately notify the Corporation, the Agents and the U.S. Affiliates of any change in any statement or other information relating to the Subscriber set forth herein that occurs prior to the Closing Time. To the extent that any person entitled to be indemnified hereunder is not a party to this Subscription Agreement, the Corporation, the Agents and the U.S. Affiliates, as the case may be, shall obtain and hold the rights and benefits of this Subscription Agreement in trust for, and on behalf of, such person, and such person shall be entitled to enforce the provisions of this section notwithstanding that such person is not a party to this Subscription Agreement.

12. **Agents' Commissions.** The Subscriber understands that in connection with the issue and sale of the Units pursuant to the Offering, the Agents will receive from the Corporation on Closing a cash commission equal to 6.0% of the gross proceeds received by the Corporation from the Offering. As additional compensation, the Corporation will issue to the Agents broker warrants to purchase that number of Common Shares equal to 6.0% of the total number of Units sold under the Offering at an exercise price equal to the Subscription Price exercisable for a period of 24 months from the Closing Date.

No other fee or commission is payable by the Corporation in connection with the completion of the Offering, other than legal fees. However, the Corporation will pay certain fees and expenses of the Agents in connection with the Offering as set out in the Agency Agreement.

13. **Subscriber's Costs.** The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Units to the Subscriber shall be borne by the Subscriber.

14. **Notices.** Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally or by courier or transmitted by facsimile or other form of electronic communication during the transmission of which no indication of failure of receipt is communicated to the sender and for which evidence of delivery is obtained, as follows:

(a) in the case of the Corporation, to:

POET Technologies Inc.
120 Eglinton Avenue East, Suite 1107
Toronto, Ontario M4P 1E2

Attention: Thomas Mika, EVP & CFO
Email: tm@poet-technlogies.com

With a copy (which shall not constitute notice) to:

Bennett Jones LLP
One First Canadian Place, Suite 3400
Toronto, Ontario M5X 1A4

Attention: James Clare / Christopher Doucet
Email: clarej@bennettjones.com / doucetc@bennettjones.com

(b) in the case of the Subscriber, at the address and facsimile number specified on the face page hereof:

or to such other address, email address or person that the party designates by notice given in accordance with the foregoing provisions. Any such notice: (i) if delivered personally or by courier, shall be deemed to have been given and received on the date of such delivery provided that if such day is not a business day then it shall be deemed to have been given and received on the first business day following such day; and (ii) if transmitted by electronic communication, shall be deemed to have been given on the date of transmission if sent before 5:00 p.m. on a business day or, if not before 5:00 p.m., on the first business day following the date of transmission provided that the sender has evidence of a successful transmission such as a fax confirmation or electronic delivery receipt.

15. **Interpretation.** The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof. Words importing the singular number only shall include the plural and vice versa. In this Subscription Agreement, unless otherwise indicated, all references to money amounts are to Canadian dollars.

16. **No Partnership.** Nothing herein shall constitute or be construed to constitute a partnership of any kind whatsoever between the Subscriber and the Corporation.

17. **Governing Law.** The contract arising out of acceptance of this Subscription Agreement by the Corporation shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

18. **Time of Essence.** Time shall be of the essence of this Subscription Agreement.

19. **Entire Agreement.** This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

20. **Electronic Copies.** The Corporation shall be entitled to rely on delivery of a facsimile or portable document format ("**pdf**") copy of executed subscriptions, and acceptance by the Corporation of such facsimile or pdf subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. The Subscriber acknowledges and agrees that if less than a complete copy of this Subscription Agreement is delivered to the Corporation at Closing, the Subscriber will be deemed to have agreed to all of the terms and conditions of the pages not delivered at Closing unaltered.

21. **Counterpart.** This Subscription Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile or pdf transmission thereof.

22. **Severability.** The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

23. **Enurement.** This Subscription Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors (including any successor by reason of the amalgamation or merger of any party) and permitted assigns.

24. **Assignment.** Neither party may assign all or part of its interest in or to this Subscription Agreement without the consent of the other party in writing.

25. **Amendment.** Except as otherwise provided herein, this Subscription Agreement may only be amended by the parties hereto in writing.

26. **Further Assurances.** Each party hereto from time to time at the request of the other party hereto, whether before or after Closing Time, shall do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Subscription Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

27. **Language.** The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Units be drawn up in the English language only. *Le souscripteur reconnaît par les présentes avoir consenti et exigé que tous les documents faisant foi ou se rapportant de quelque manière à la vente des bons de unités soient rédigés en anglais seulement.*

COLLECTION OF PERSONAL INFORMATION

This Subscription Agreement and the schedules hereto require the Subscriber to provide certain personal information (respecting the Subscriber and, if applicable, the beneficial purchaser for whom the Subscriber is contracting) to the Corporation and the Agents. (Personal information includes "personal information" as that term is defined under applicable privacy legislation, including without limitation, the *Personal Information Protection and Electronic Documents Act* (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws and the policies of the TSXV in effect from time to time). Such information is being collected for the purposes of completing the Offering, which includes, without limitation, determining the eligibility of the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting, to purchase the Securities under applicable Securities Laws, preparing and registering certificates representing the Securities to be issued hereunder and completing filings required under applicable Securities Laws or by any stock exchange, the Investment Industry Regulatory Organization of Canada and/or securities regulatory authorities.

In addition, such personal information may be used or disclosed by the Corporation for the purpose of administering the Corporation's relationship with the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting. For example, such personal information may be used by the Corporation to communicate with the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting (such as by providing annual or quarterly reports), to prepare tax filings and forms or to comply with its obligations under taxation, securities and other laws (such as maintaining a list of holders of shares).

In connection with the foregoing, the personal information of the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting, may be disclosed by the Corporation or the Agents to: (i) any stock exchanges or securities regulatory or taxation authorities; (ii) the Corporation's registrar and transfer agent (if applicable); and (iii) any of the other parties involved in the Offering, including legal counsel, and may be included in record books prepared in respect of the Offering.

By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of the beneficial purchaser for whom the Subscriber is contracting) hereby consents to the collection, use and disclosure of such personal information. The Subscriber (on its own behalf and, if applicable, on behalf of the beneficial purchaser for whom the Subscriber is contracting) also consents to the filing of copies or originals of any of the documents provided to the Corporation or the Agents by or on behalf of the Subscriber with any securities regulatory authority in relation to the transactions contemplated by this Subscription.

The Subscriber acknowledges that the Subscriber's personal information and the personal information of any Disclosed Principal may be delivered to the Canadian securities commissions under the authority granted to them under securities legislation for the purposes of administration and enforcement of the securities legislation of the applicable Canadian province or territory. The public official of such Canadian province or territory who can answer questions about such indirect collection of personal information is set forth on Schedule F.

The Subscriber also acknowledges and consents to the collection, use and disclosure of the Subscriber's personal information by the TSXV and its affiliates, authorized agents, subsidiaries and divisions, including the TSXV for the following purposes: (i) to conduct background checks, (ii) to verify personal information that has been provided about each individual, (iii) to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Corporation or its associates or affiliates, (iv) to conduct enforcement proceedings, and (v) to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the TSXV, Securities Laws and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada. As part of this process, the Subscriber further acknowledges that the TSXV also collects additional personal information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished. The personal information collected by the TSXV may also be disclosed: (i) to the aforementioned agencies and organizations or as otherwise permitted or

required by law and may be used for the purposes described above for their own investigations, and (ii) on the TSXV's website or through printed materials published by or pursuant to the directions of the TSXV. The TSXV may from time to time use third parties to process information and/or provide other administrative services and may share information with such third party services providers.

SCHEDULE A

TERM SHEET

Issuer:	POET Technologies Inc. (the "**Corporation**").
Offering:	Treasury offering of up to 14,706,000 units (the "**Units**") before giving effect to the Agents' Option. Each Unit shall consist of one common share of the Corporation (a "**Common Share**") and one Common Share purchase warrant of the Corporation (a "**Warrant**").
Issue Price:	$0.85 per Unit (the "**Issue Price**").
Offering Proceeds:	Up to $12,500,100.
Agents' Option:	The Corporation has granted the Agents an option (the "**Agents' Option**"), exercisable in whole or in part, at any time until closing of the Offering, to purchase up to an additional 20% of the Offering (2,941,200 Units) at the Issue Price.
Warrants:	Each Warrant will entitle the holder thereof to purchase one Common Share at a price equal to $1.15, for a period of 24 months following the Closing Date. If, following the date that is four months and one day after the Closing Date and prior to the expiry date of the Warrants, the daily volume-weighted average trading price of the Common Shares on the TSXV exceeds $2.30 for a period of at least ten consecutive trading days, the Corporation may accelerate the warrant expiry date.
Use of Proceeds:	The net proceeds of the Offering will be used for general corporate purposes.
Offering Jurisdictions:	Offered on a best efforts agency private placement basis in: (i) each of the provinces of Canada; (ii) the United States on a private placement basis pursuant to an exemption from the registration requirements of the *United States Securities Act of 1933*, as amended; and (iii) jurisdictions outside of Canada and the United States, in each case in accordance with all applicable laws provided that no prospectus, registration statement or similar document is required to be filed in such jurisdiction.
Eligibility:	Eligible for RRSPs, RRIFs and TFSAs.
Listing:	Application will be made to list the Common Shares underlying the Units and Common Shares underlying the Warrants on the TSX Venture Exchange (the "**TSXV**"). The existing common shares of the Corporation are listed on the TSXV under the symbol "PTK".
Compensation:	The Corporation shall pay to the Agents a cash commission equal to 6.0% of the gross proceeds from the sale of the Units (including any exercise of the Agents' Option). In addition, the Corporation shall issue to the Agents that number of broker warrants, which will expire 24 months from the Closing Date, to purchase that number of additional Common Shares equal to 6.0% of the number of Units sold pursuant to the Offering at the Issue Price.

Lock-Up Period:	The Corporation agrees not to issue any common shares or securities convertible into common shares for a period of 120 days from the Closing Date without the prior written consent of the Agents, in all cases such consent not to be unreasonably withheld or delayed.
Lead Agent:	Cormark Securities Inc.
Hold Period:	The securities issued pursuant to the Offering will be subject to a statutory four month hold period.
Closing Date:	Subject to TSXV approval (including with respect to obtaining an exemption from the shareholder vote requirement), on or about February 11, 2021.

SCHEDULE B

SUBSCRIBER CERTIFICATE

TO: POET TECHNOLOGIES INC. (the "**Corporation**")

AND TO: CORMARK SECURITIES INC., IBK CAPITAL CORP. AND PI FINANCIAL CORP. (collectively, the "**Agents**")

Reference is made to the subscription agreement between the Corporation and the undersigned (referred to herein as the "**Subscriber**") dated as of the date hereof (the "**Subscription Agreement**"). Upon execution of this Subscriber Certificate by the Subscriber, this Subscriber Certificate shall be incorporated into and form a part of the Subscription Agreement.

Terms not otherwise defined herein have the meanings attributed to them in the Subscription Agreement and in NI 45-106 promulgated under applicable Canadian Securities Laws. All monetary references are in Canadian dollars.

In connection with the purchase of units ("**Units**") of the Corporation by the Subscriber, the Subscriber represents, warrants and covenants (on its own behalf and, if applicable, on behalf of those for whom the Subscriber is contracting under the Subscription Agreement) and certifies to the Corporation and acknowledges that the Corporation is relying thereon that:

General

A. one of the following clauses (i), (ii) or (iii) applies:

(i) the Subscriber is resident in or otherwise subject to the laws of the jurisdiction set out as the "Subscriber's Residential Address" on the face page of the Subscription Agreement and is purchasing as principal for its own account and not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of any of the Units;

(ii) the Subscriber is contracting hereunder on behalf of a Disclosed Principal and such Disclosed Principal is resident in or otherwise subject to the laws of the jurisdiction set out as the "Disclosed Principal's Residential Address" on the face page of the Subscription Agreement and is purchasing as principal for its own account and not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of any of the Units; or

(iii) the Subscriber is deemed to be purchasing as principal pursuant to NI 45-106 with respect to a purchase of the Units, by virtue of the fact that it is a trust company or trust corporation described in clause (p) of the definition of "accredited investor" in Section B below and is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in another jurisdiction of Canada, or by virtue of the fact that it is a person or company described in clause (q) of the definition of "accredited investor" in clause B below; **and**

Prospectus Exemptions

B. one of the following clauses (i) or (ii) applies (check applicable category):

(i) the Subscriber or the Disclosed Principal, as applicable, is, as of the date hereof, and will be, as of the Closing Date, an "accredited investor", as such term is defined in NI 45-106, by virtue of the

fact that the Subscriber or the Disclosed Principal, as applicable, falls within one or more of the following categories **checked below**:[1]

(a)	a Canadian financial institution, or a Schedule III bank;	☐
(b)	the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada);	☐
(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;	☐
(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;	☐
(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);	☐
(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);	☐
(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;	☐
(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;	☐
(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;	☐
(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;	☐
(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds \$1,000,000; *("**financial assets**" include (i) cash, (ii) securities, or (iii) a contract of insurance, deposit or an evidence of a deposit that is not a security for the purposes of securities legislation; the value of an investor's **personal residence** or other real estate is **not included** in the calculation of financial assets);*	
(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds \$5,000,000;	☐
(k)	an individual whose net income before taxes exceeded \$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded \$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably	☐

[1] **NOTE: A Subscriber checking boxes (j), (k) or (l) below must also complete and sign Appendix A to this Schedule B (Form 45-106F9 - Form for Individual Accredited Investors).**

	expects to exceed that net income level in the current calendar year;	
(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;	☐
(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;	☐
(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 *[Minimum amount investment]*, or 2.19 *[Additional investment in investment funds]* of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 *[Investment fund reinvestment]* of NI 45-106;	☐
(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;	☐
(p)	a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;	☐
(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;	☐
(r)	a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;	☐
(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;	☐
(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;	☐
(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;	☐
(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or	☐
(w)	a trust established by an accredited investor for the benefit of the accredited investor's family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor's spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor's spouse or of that accredited investor's former spouse.	☐

(ii) if not purchasing under clause (i) above, (A) the Subscriber is not an individual, (B) the Subscriber is purchasing the Units as principal, (C) the Aggregate Subscription ☐

Price of the Units purchased by the Subscriber is not less than $150,000 paid in cash at the time of the distribution, and (D) the Subscriber has not been created or used solely to purchase or hold securities in reliance on this exemption.

The foregoing representations are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date. If any such representation shall not be true and accurate prior to the Closing Date, the undersigned shall give immediate written notice of such fact to the Corporation.

Dated: ______________________, 2021	______________________________ Name of Subscriber
______________________________ Name of witness (if the Subscriber is an individual)	______________________________ Signature of Subscriber
______________________________ Signature of witness	______________________________ If the Subscriber is a corporation, print name and title of Authorized Signing Officer

APPENDIX A TO SCHEDULE B

Form 45-106F9

Form for Individual Accredited Investors

WARNING!
This investment is risky. Don't invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER	
1. About your investment	
Type of securities: **Units (with each Unit consisting of one common share and one common share purchase warrant)**	Issuer: **POET Technologies Inc.**
Purchased from: **Issuer**	
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER	
2. Risk acknowledgement	
This investment is risky. Initial that you understand that:	**Your initials**
Risk of loss – You could lose your entire investment of $__________. *[Instruction: Insert the total dollar amount of the investment.]*	
Liquidity risk – You may not be able to sell your investment quickly – or at all.	
Lack of information – You may receive little or no information about your investment.	
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.	
3. Accredited investor status	
You must meet at least **one** of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	**Your initials**
• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)	
• Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.	
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.	
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)	

4. Your name and signature	
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.	
First and last name (please print):	
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON	
5. Salesperson information	
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]	
First and last name of salesperson (please print):	
Telephone:	Email:
Name of firm (if registered):	
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER	
6. For more information about this investment	
POET Technologies Inc. 120 Eglinton Avenue East, Suite 1107 Toronto, Ontario M4P 1E2 Contact: Thomas Mika, EVP & CFO Telephone: (415) 686-2198 Email: tm@poet-technologies.com **For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.**	

The purchaser must complete and sign this form. Each of the purchaser and the issuer must receive a copy of this form signed by the purchaser (with the issuer retaining the original). ***The issuer is required to keep an originally signed copy of this form for 8 years after the distribution.***

SCHEDULE C

UNITED STATES SUBSCRIBERS REPRESENTATION LETTER

TO:	**POET TECHNOLOGIES INC. (the "Corporation")**
AND TO:	**CORMARK SECURITIES INC., IBK CAPITAL CORP. and PI FINANCIAL CORP. (collectively, the "Agents")**
RE:	**PURCHASE OF UNITS OF POET TECHNOLOGIES INC.**

This Representation Letter is being delivered in connection with the execution and delivery of the Subscription Agreement of the undersigned subscriber (the "**Subscriber**") in connection with the purchase of Units (the "**Units**" and, together with the Underlying Shares, the Warrants and the Warrant Shares, collectively, the "**Securities**") of the Corporation. Capitalized terms used herein and not defined herein will have the meanings ascribed thereto in the Subscription Agreement.

Part A - Qualified Institutional Buyer

Each Subscriber that is a Qualified Institutional Buyer hereby represents, warrants and covenants (which representations, warranties and covenants will survive the Closing Date) on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom the Subscriber is contracting hereunder to and with the Corporation, the Agents and the U.S. Affiliates and acknowledges that the Corporation, the Agents, U.S. Affiliates and their respective counsel are relying thereon that:

(a) The Subscriber understands and acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act or any Blue Sky Laws, and that the offer and sale of Units to it are being made in reliance upon Rule 506(b) of Regulation D, and in compliance with Rule 506(b) of Regulation D.

(b) The Subscriber is a Qualified Institutional Buyer and is acquiring the Securities (i) for its own account and not on behalf of any other person or (ii) for the account of a Qualified Institutional Buyer with respect to which it exercises sole investment discretion and not with a view to any resale, distribution or other disposition of the Securities in violation of United States federal securities laws or Blue Sky Laws.

(c) The Subscriber is not an "affiliate" (as defined in Rule 144 under the U.S. Securities Act) of the Corporation and is not acting on behalf of an affiliate of the Corporation.

(d) The Subscriber understands and acknowledges that any Securities acquired by it in the United States will be considered "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act ("**Restricted Securities**"). To induce the Corporation to issue the Underlying Shares, the Warrants and, if applicable, any Warrant Shares, to the undersigned without a U.S. Securities Act restrictive legend, the undersigned represents, warrants and covenants to the Corporation as follows (collectively, the "**Restricted Security Agreements**"):

(i) if in the future it decides to offer, sell, pledge, or otherwise transfer, directly or indirectly, any of the Securities, if any, it will do so only:

(A) to the Corporation (though the Corporation is under no obligation to purchase any such securities); or

(B) outside the United States in accordance with Rule 904 of Regulation S and in compliance with applicable local laws or regulations;

(ii) the Securities cannot be offered, sold, pledged or otherwise transferred, directly or indirectly, in the United States or to, or for the account or benefit of, U.S. Persons;

(iii) it will cause any CDS participant holding the Securities on its behalf and the beneficial purchasers, if any, of the Securities to comply with the Restricted Security Agreements;

(iv) for so long as the Securities constitute Restricted Securities, it will not deposit any of the Securities into the facilities of the Depository Trust Company, or a successor depository within the United States, or arrange for the registration of any of the Securities with Cede & Co. or any successor thereto; and

(v) if at any time the Securities constitute Restricted Securities and it is advised by the Corporation that the Corporation has ceased to be a "foreign issuer" as defined in Regulation S, it will return the Securities, if any, to the Corporation for the imposition of a U.S. Securities Act legend.

(e) The Subscriber acknowledges that the Securities may only be held in an account at CDS Clearing and Depository Services Inc., or a successor depository in Canada, and shall not be held in an account at the Depository Trust Company, or a successor depository within the United States.

(f) The Subscriber understands and acknowledges that the Corporation is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission (the "**SEC**") or with any state securities administrator any registration statement in respect of the issuance or the re-sales of the Securities in the United States.

(g) The Subscriber acknowledges that the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless exemptions from the registration requirements of the U.S. Securities Act and any applicable Blue Sky Laws are available.

(h) The Subscriber acknowledges that the Securities will not be represented by certificates that bear a U.S. restrictive legend or identified by a restricted CUSIP number in reliance on the acknowledgments, representations and agreements contained herein.

(i) The Subscriber has implemented, or shall immediately implement, appropriate internal controls and procedures to ensure that the Securities shall be properly identified in its records as "restricted securities" that are subject to the transfer restrictions set forth herein notwithstanding the absence of a U.S. restrictive legend.

Part B - U.S. Accredited Investor

Each Subscriber that is a U.S. Accredited Investor hereby represents, warrants and covenants (which representations, warranties and covenants will survive the Closing Date) on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom the Subscriber is contracting hereunder to and with the Corporation, the Agents and the U.S. Affiliates and acknowledges that the Corporation, the Agents, U.S. Affiliates and their respective counsel are relying thereon that:

(a) The Subscriber is (i) purchasing the Units as principal for its own account and not for the benefit of any other Person and it is a U.S. Accredited Investor; or (ii) subscribing for the Units as agent for a beneficial purchaser disclosed on the execution page of this Subscription Agreement, in a transaction in which the Subscriber is exercising sole investment discretion with respect to the purchase of the Units and the Subscriber and each disclosed purchaser for whom it is acting is a U.S. Accredited Investor and is purchasing as principal for its own account and not for the benefit of any other person; and the Subscriber has initialled the category of U.S. Accredited Investor applicable to the Subscriber and any beneficial purchaser below.

(b) The Subscriber (and, if the Subscriber is acting on behalf of a beneficial purchaser, such beneficial purchaser) is a U.S. Accredited Investor as a result of satisfying the requirements of the paragraphs below that the Subscriber has indicated (**the line identified as "BP" is to be initialled by the undersigned if the beneficial purchaser, if any, satisfies the requirements of the corresponding paragraph**).

____ ____ (BP) a bank as defined in Section 3(a)(2) of the U.S. Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity;

____ ____ (BP) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

____ ____ (BP) an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

____ ____ (BP) an investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940;

____ ____ (BP) an insurance company as defined in Section 2(a)(13) of the U.S. Securities Act;

____ ____ (BP) an investment company registered under the Investment Company Act of 1940, or a business development company as defined in Section 2(a)(48) of that Act;

____ ____ (BP) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

____ ____ (BP) a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

____ ____ (BP) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000;

____ ____ (BP) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are U.S. Accredited Investors;

____ ____ (BP) a private business development company as defined in Section 202(a)(22) of the Investments Advisers Act of 1940;

____ ____ (BP) an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, corporation, Massachusetts or similar business trust, limited liability company or partnership not formed for the specific purpose of acquiring the Units, with total assets in

excess of US$5,000,000;

____ a director or executive officer of the Corporation;

____ (BP)

____ ____ (BP) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth, (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability);

____ ____ (BP) a natural person who had an individual income in excess of US$200,000 in each of the two most recent years, or joint income with that person's spouse in excess of US$300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

____ ____ (BP) a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person, being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

____ ____ (BP) an entity in which all of the equity owners are accredited investors within one or more of the foregoing categories;

____ ____ (BP) an entity of a type not listed within the foregoing categories, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of $5,000,000. For purposes of this clause, "investments" means investments as defined in Rule 2a51-1(b) under the Investment Corporation Act of 1940;

____ ____ (BP) a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

____ ____ (BP) a family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of $5,000,000; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment; or

____ ____ (BP) a family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements above.

(c) The Subscriber understands that, if it (or any beneficial purchaser on whose behalf it is acting) decides to offer, sell, pledge or otherwise transfer any of the Securities, they may be offered, sold, pledged or otherwise transferred only (i) to the Corporation, (ii) outside the United States in compliance with Rule 904 of Regulation S and in compliance with applicable local laws and regulations, (iii) pursuant to a registration statement that has been declared effective under the U.S. Securities Act and is available for resale of the Securities, or (iv) in compliance with an exemption from registration under the U.S. Securities Act, including Rule 144 or Rule 144A thereunder, if available, and, in each case, in compliance with any applicable Blue Sky Laws. The Subscriber further understands and agrees that in the event of a transfer pursuant to the foregoing clause (ii) or (iv), the Corporation will require a legal opinion of counsel of recognized standing, or other evidence, reasonably satisfactory to the Corporation that such transfer is exempt from registration under the U.S. Securities Act and applicable Blue Sky Laws.

(d) The Subscriber understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable Blue Sky Laws, certificates representing the Securities and all certificates issued in exchange therefore or in substitution thereof, will bear the following legends (in addition to those set forth in Section 8(y) of the Subscription Agreement):

> "THE OFFER AND SALE OF SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT AND IS AVAILABLE FOR RESALE OF THE SECURITIES, OR (D) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, INCLUDING RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER FURTHER UNDERSTANDS AND AGREES THAT IN THE EVENT OF A TRANSFER PURSUANT TO THE FOREGOING CLAUSE (B) OR (D), THE CORPORATION WILL REQUIRE A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

provided, that if the Securities are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S in circumstances where Rule 905 of Regulation S does not apply, and in compliance with applicable local laws and regulations, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Corporation and to the Corporation, in substantially the form set forth as Annex A hereto (or in such other form as the Corporation may prescribe from time to time) and, if requested by the Corporation or the registrar and transfer agent, an opinion of counsel of

recognized standing in form and substance satisfactory to the Corporation and the registrar and transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; provided further, that if any of the Securities are being sold pursuant to Rule 144 under the U.S. Securities Act and in compliance with any applicable Blue Sky Laws, the legend may be removed by delivery to the Corporation's registrar and transfer agent of an opinion satisfactory to the Corporation and its registrar and transfer agent to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable Blue Sky Laws.

(e) The Warrants may not be exercised in the United States or by, or on behalf of, a U.S. Person or a person in the United States unless exemptions are available from the registration requirements of the U.S. Securities Act and applicable Blue Sky Laws, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable Blue Sky Laws, the certificates representing Warrants shall, in addition to the legend set forth in paragraph (d), bear a legend in substantially the following form:

"THIS WARRANT AND THE UNDERLYING SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. "UNITED STATES" AND "U.S. PERSON" ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

(f) The Subscriber consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer and exercise with respect to the Securities set forth and described herein.

Part C - General

In addition to the representations, warranties and covenants set out in Part A and B, as applicable, each Subscriber hereby represents, warrants and covenants (which representations, warranties and covenants will survive the Closing Date) on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom the Subscriber is contracting hereunder to and with the Corporation, the Agents and the U.S. Affiliates and acknowledges that the Corporation, the Agents, U.S. Affiliates and their respective counsel are relying thereon that:

(a) The Subscriber is authorized to consummate the purchase of the Units.

(b) The Subscriber understands and acknowledges that the offer and sale of the Securities has not been and will not be registered under the U.S. Securities Act or any Blue Sky Law, and that the Units are being offered and sold to a limited number of U.S. Accredited Investors and Qualified Institutional Buyers in transactions exempt from registration under the U.S. Securities Act and applicable Blue Sky Laws; accordingly, the Securities are or will be when issued, as applicable, "restricted securities" within the meaning of Rule 144(a)(3) of the U.S. Securities Act.

(c) The Subscriber, and each beneficial purchaser, if any, is acquiring the Units for investment purposes only and not with a view to any resale, distribution or other disposition of the Units in

violation of United States federal securities laws or Blue Sky Laws, and the Subscriber acknowledges that the exemption from registration under the U.S. Securities Act and applicable Blue Sky Laws depends, among other things, upon the *bona fide* nature of the investment intent expressed herein.

(d) The Subscriber understands that the Corporation is not obligated to file and has no present intention of filing with the SEC or with any securities regulator in any state of the United States any registration statement in respect of resales of the Securities in the United States.

(e) The Subscriber understands and acknowledges that the financial statements of the Corporation have been prepared in accordance with International Financial Reporting Standards ("**IFRS**") as issued by the International Accounting Standards Board, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

(f) The Subscriber acknowledges that it has been independently advised as to, or acknowledges that it is aware, and understands that the acquisition, holding and disposition of the Securities may have tax consequences under the laws of both the United States and Canada, including, without limitation, with respect to the potential applicability of United States federal tax rules related to "passive foreign investment companies" ("**PFIC**") and "qualified electing fund" ("**QEF**") elections (as such terms are defined in the United States Internal Revenue Code of 1986, as amended), confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, and acknowledges and understands that it is its sole responsibility to determine and assess such tax consequences as may apply to its particular circumstances.

(g) The Subscriber understands and acknowledges that: (i) if the Corporation were to be classified as a PFIC for a tax year in which the Subscriber owns Securities, the Subscriber would be subject to adverse United States federal income tax consequences that might be mitigated if it were to make a timely QEF election; (ii) the Subscriber's ability to make a QEF election will depend in part upon the Corporation complying with certain record keeping and information delivery requirements; and (iii) there is no assurance that the Corporation will satisfy the record keeping requirements that apply to a PFIC, or that the Corporation will supply the Subscriber with the information that the Subscriber is required to report under QEF rules if the Corporation is a PFIC and the Subscriber wishes to make a QEF election. Therefore, the Subscriber understands and acknowledges that it may not be able to make a QEF election with respect to the Securities.

(h) The Subscriber represents and warrants that (a) the funds representing the Aggregate Subscription Price which will be advanced by it to the Corporation will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act (the "**PATRIOT Act**"), and it acknowledges that the Corporation, the Agents and/or the U.S. Affiliates may in the future be required by law to disclose its name and other information relating to the Offering and the its subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act, and (b) no portion of the Aggregate Subscription Price to be provided by it (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity that has not been identified to or by it, and it shall promptly notify the Agents and/or the U.S. Affiliates, and the Corporation if it discovers that any of such representations ceases to be true and provide the Agents and/or the U.S. Affiliates and the Corporation with appropriate information in connection therewith.

(i) The Subscriber is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things: (i) the fact that the Corporation is organized under the laws of Canada; (ii) some or all of the directors and officers may be residents of countries other than the United States; and (iii) all or a substantial portion of the assets of the Corporation and such persons may be located outside the United States.

(j) The Subscriber understands and acknowledges that no offering document, registration statement or prospectus has been, nor will be, prepared in connection with the offering of the Securities and has conducted its own investigation. The Subscriber has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Units and has such knowledge and experience in financial and business matters as to be capable of evaluating independently the merits and risks of its investment and it, and any account for which it is acting, is able to bear the economic risk of loss of its investment in the Units.

(k) The office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Units is the address listed as the "Subscriber's Residential Address" on the face page of the Subscription Agreement.

(l) Neither the Subscriber, nor any partner, director or officer or any person directly or indirectly controlling, controlled by or under common control with the Subscriber, including any of its employees, is subject to any "disqualifying event" set forth in Rule 506(d) of Regulation D or any similar disqualification provision.

(m) The provisions of this Representation Letter will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Date and will survive after the date of execution of this Subscription Agreement.

The Subscriber undertakes to notify the Corporation, the Agents and the U.S. Affiliates immediately of any change in any representation, warranty or other information relating to the Subscriber or, if applicable, the beneficial purchaser set forth herein, which takes place prior to the Closing Date.

DATED at ________________________ this ___ day of __________________, 2021.

If a Corporation, Partnership or Other Entity:	**If an Individual:**
______________________________	______________________________
Name of Entity	Signature
______________________________	______________________________
Type of Entity	Print or Type Name
______________________________	
Signature of Person Signing	
______________________________	
Print or Type Name and Title of Person Signing	

ANNEX A TO SCHEDULE C

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: POET Technologies Inc.

AND TO: The registrar and transfer agent for the securities of POET Technologies Inc.

The undersigned (A) acknowledges that the sale of the securities of POET Technologies Inc. (the "**Corporation**") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the *United States Securities Act of 1933*, as amended (the "**U.S. Securities Act**") and (B) certifies that (1) the undersigned is not an "affiliate" of the Corporation as that term is defined in Rule 405 under the U.S. Securities Act, a "distributor" or an affiliate of "distributor", (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of a "designated offshore securities market" (as defined in Rule 902 of Regulation S under the U.S. Securities Act) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any "directed selling efforts" in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing-off" the resale restrictions imposed because the securities are "restricted securities" as that term is described in Rule 144(a)(3) under the U.S. Securities Act, (5) the seller does not intend to replace such securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms set forth above in quotation marks have the meanings given to them by Regulation S under the U.S. Securities Act.

The undersigned in making this Declaration acknowledges that the Corporation is relying on the contents hereof and hereby agrees to indemnify and hold harmless the Corporation for any and all liability, losses, claims and demands in any way related to the subject matter of this Declaration.

DATED at ________________________ this _______ day of ______________, 20__.

By: ____
Name:
Title:

AFFIRMATION BY SELLER'S BROKER-DEALER (REQUIRED FOR SALES IN ACCORDANCE WITH SECTION (B)(2)(B) ABOVE)

We have read the foregoing representations of our customer, ________________________ (the "Seller") dated ______________________, with regard to our sale, for such Seller's account, of the securities of the Corporation described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the TSX Venture Exchange, (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities, and (D) no selling concession, fee or other remuneration is being paid to us in connection with this offer and sale other than the usual and customary broker's commission that would be received by a person executing such transaction as agent. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

____
Name of Firm

By: ______________________________
Authorized officer

Date: ________________________________

SCHEDULE D

FOREIGN SUBSCRIBER PURCHASER'S CERTIFICATE

NOTE: SUBSCRIBERS WHO ARE, OR ARE SUBSCRIBING FOR THE ACCOUNT OR BENEFIT OF, PERSONS RESIDENT OF JURISDICTIONS OTHER THAN CANADA AND THE UNITED STATES OF AMERICA MUST COMPLETE AND SIGN THIS CERTIFICATE.

TO: **POET TECHNOLOGIES INC. (the "Corporation")**

AND TO: **CORMARK SECURITIES INC., IBK CAPITAL CORP. and PI FINANCIAL CORP. (collectively, the "Agents")**

Capitalized terms not specifically defined in this Schedule D have the meanings ascribed to them in the Subscription Agreement to which this Schedule D is attached.

The undersigned Subscriber, a resident of a jurisdiction other than Canada or the United States, hereby represents and warrants to the Corporation and the Agents, and acknowledges as an integral part of the attached Subscription Agreement, as follows:

1. The Subscriber is, and each beneficial purchaser for whom the Subscriber is purchasing for under the Subscription Agreement or for whom the Subscriber may be acting as trustee or agent is, a resident of a country (an "**International Jurisdiction**") other than Canada or the United States and the decision to subscribe for the Purchased Securities was taken in such International Jurisdiction.

2. The delivery of the Subscription Agreement, the acceptance of it by the Corporation and the issuance of the Purchased Securities to the Subscriber, or each beneficial purchaser for whom the Subscriber is purchasing for under the Subscription Agreement, complies with all laws applicable to the Subscriber and such beneficial purchaser, including the laws of such purchaser's jurisdiction of residence, and all other applicable laws, and will not require the Corporation to register the Purchased Securities nor will it cause the Corporation to become subject to, or require it to comply with, any disclosure, prospectus, filing or reporting requirements under any applicable laws of the International Jurisdiction or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction. The Subscriber will provide such evidence of compliance with all such matters as the Corporation or its counsel may request.

3. The Subscriber, and each beneficial purchaser for whom the Subscriber is purchasing for under the Subscription Agreement, is knowledgeable of, or has been independently advised as to, the application or jurisdiction of the securities laws of the International Jurisdiction which would apply to the transactions contemplated by the Subscription Agreement (other than the securities laws of Canada and the United States).

4. The Subscriber and each beneficial purchaser for whom the Subscriber is purchasing for under the Subscription Agreement, is purchasing the Purchased Securities pursuant to exemptions from the prospectus and registration requirements (or their equivalent) under the applicable securities laws of that International Jurisdiction or, if such is not applicable, each is permitted to purchase the Purchased Securities under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption.

5. The Subscriber and each beneficial purchaser for whom the Subscriber is purchasing for under the Subscription Agreement will not sell, transfer or dispose of the Purchased Securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber, and each beneficial purchaser for whom the Subscriber is purchasing for under the Subscription Agreement, acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States or other securities laws.

The Subscriber acknowledges that the Corporation may be required to file with the securities regulatory authority or regulator in one or more Canadian jurisdictions a report regarding the trade. The Subscriber acknowledges that such report may require the Corporation to disclose the Subscriber's full legal name, residential address, telephone number and email address and the number of securities the Subscriber purchased, the purchase price for such securities and specific details of the prospectus exemption relied upon under applicable securities laws to complete such purchase, including how the Subscriber qualifies for such exemption. The Subscriber consents to the disclosure of such information and acknowledges that such information is made available to the public under securities legislation of Ontario. The Subscriber acknowledges that this information is collected indirectly by the applicable securities regulatory authority or regulator under the authority granted to it under, and for the purposes of the administration and enforcement of, the securities legislation and that the Subscriber may contact the applicable securities regulatory authority or regulator by way of the contact information provided in Schedule F for more information regarding the indirect collection of such information.

The foregoing representations and warranties contained in this Schedule D are true and accurate as of the date of this Schedule D and will be true and accurate as of the Closing Date. If any such representations or warranties shall not be true and accurate prior to the Closing Date, the undersigned shall give immediate written notice of such fact to the Corporation and the Agents prior to the Closing Date.

The Subscriber and each beneficial purchaser for whom the Subscriber is purchasing for under the Subscription Agreement will not sell, transfer or dispose of the Purchased Securities to the extent any such sale, transfer or disposal would cause an obligation for a prospectus or registration statement to be prepared, published or registered in any jurisdiction.

[Remainder of page intentionally left blank. Signature page follows.]

Dated the _____ day of___________________, _________.

	____________________ Print name of Subscriber (or person signing as agent)
By:	____________________ Signature
	____________________ Title
	____________________ (please print name of individual whose signature appears above, if different from name of Subscriber or agent printed above)

SCHEDULE E

SUBSCRIBER INFORMATION SHEET

INFORMATION TO BE COMPLETED BY EACH SUBSCRIBER:

A Registration Form

The Subscriber, if not an individual and (i) is a member of the "Pro Group" (as described below), or (ii) is (or will be after completion of the Offering) an "Insider" (as described below), or (iii) will be a holder of more than 5% of the listed shares after completion of the Offering, either [**check appropriate box**]:

☐ has previously filed with the TSX Venture Exchange (the "**TSXV**") a Form 4C, Corporate Placee Registration Form, represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the TSXV up to the date hereof; or

☐ hereby delivers a completed Form 4C, Corporate Placee Registration Form, in the form attached as Appendix A to this Schedule E to the Corporation for filing with the TSXV.

B. Present Ownership of Securities

The Subscriber either [**check appropriate box**]:

☐ does not own directly or indirectly, or exercise control or direction over, any common shares of the Corporation or securities convertible into common shares of the Corporation; or

☐ owns directly or indirectly, or exercises control or direction over, ___________ outstanding common shares of the Corporation and convertible securities entitling the Subscriber to acquire additional common shares of the Corporation which, if converted, in the aggregate would represent _____________ common shares of the Corporation.

C. Insider Status

The Subscriber either [**check appropriate box**]:

☐ is an "Insider" of the Corporation as defined in the policies of the TSXV as follows:

(a) a director or senior officer of the Corporation;

(b) a director or senior officer of a company that is itself an Insider or subsidiary of the Corporation;

(c) a person that beneficially owns or controls, directly or indirectly, voting shares of the Corporation carrying more than 10% of the voting rights attached to all the Corporation's outstanding voting shares; or

(d) the Corporation itself if it holds any of its own securities; or

☐ is not an Insider of the Corporation.

D. Member of "Pro Group"

The Subscriber either [**check appropriate box**]:

☐ is a member of the "Pro Group" as defined in the Rules of the TSXV, as follows:

1 subject to subparagraphs (2), (3) and (4), either individually or as a group:

(a) the member (i.e. a member of the TSXV under TSXV requirements);

(b) employees of the member;

(c) partners, officers or directors of the member;

(d) affiliates of the member; and

(e) associates of any parties referred to in subparagraphs (a) through (d);

2. the TSXV may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSXV determines that the person is not acting at arm's length with the member;

3. the TSXV may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSXV determines that the person is acting at arm's length with the member;

4. the member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:

(a) the person is an affiliate or associate of the member acting at arm's length of the member;

(b) the associate or affiliate has a separate corporate and reporting structure;

(c) there are sufficient controls on information flowing between the member and the associate or affiliate; and

(d) the member maintains a list of such excluded persons; or

☐ is not a member of the Pro Group.

APPENDIX A TO SCHEDULE E

TSX VENTURE EXCHANGE
PRIVATE PLACEMENT FORM

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the "**Placee**") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Corporation, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1. Placee Information:

   (a) Name: ______________________________

   (b) Complete Address: ______________________________

   (c) Jurisdiction of Incorporation or Creation: ______________________________

2. (a) Is the Placee purchasing securities as a portfolio manager: (Yes/No)? ______________

   (b) Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? ______________________________

3. If the answer to 2(b) above was "Yes", the undersigned certifies that:

   (a) it is purchasing securities of the Corporation on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

   (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ______________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

   (c) it was not created solely or primarily for the purpose of purchasing securities of the Corporation;

   (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

   (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Corporation, and the persons that carry on investor relations activities for the Corporation has a beneficial interest in any of the managed accounts for which it is purchasing.

4. If the answer to 2(a). above was "No", please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5. Acknowledgement - Personal Information and Securities Laws

(a) "**Personal Information**" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b) The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at ____
on ____.

____
(Name of Purchaser - please print)

____
(Authorized Signature)

____
(Official Capacity - please print)

____

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE F

CONTACT INFORMATION FOR CANADIAN SECURITIES COMMISSIONS

Alberta Securities Commission
Suite 600, 250 – 5th Street SW
Calgary, Alberta T2P 0R4
Telephone: (403) 297-6454
Toll free in Canada: 1-877-355-0585
Facsimile: (403) 297-2082

British Columbia Securities Commission
P.O. Box 10142, Pacific Centre
701 West Georgia Street
Vancouver, British Columbia V7Y 1L2
Inquiries: (604) 899-6854
Toll free in Canada: 1-800-373-6393
Facsimile: (604) 899-6581
Email: inquiries@bcsc.bc.ca

The Manitoba Securities Commission
500 – 400 St. Mary Avenue
Winnipeg, Manitoba R3C 4K5
Telephone: (204) 945-2548
Toll free in Manitoba 1-800-655-5244
Facsimile: (204) 945-0330

Financial and Consumer Services Commission (New Brunswick)
85 Charlotte Street, Suite 300
Saint John, New Brunswick E2L 2J2
Telephone: (506) 658-3060
Toll free in Canada: 1-866-933-2222
Facsimile: (506) 658-3059
Email: info@fcnb.ca

Government of Newfoundland and Labrador
Financial Services Regulation Division
P.O. Box 8700
Confederation Building
2nd Floor, West Block
Prince Philip Drive
St. John's, Newfoundland and Labrador A1B 4J6
Attention: Director of Securities
Telephone: (709) 729-4189
Facsimile: (709) 729-6187

Government of the Northwest Territories
Office of the Superintendent of Securities
P.O. Box 1320
Yellowknife, Northwest Territories X1A 2L9
Attention: Deputy Superintendent, Legal & Enforcement
Telephone: (867) 920-8984
Facsimile: (867) 873-0243

Nova Scotia Securities Commission
Suite 400, 5251 Duke Street, Duke Tower
P.O. Box 458
Halifax, Nova Scotia B3J 2P8
Telephone: (902) 424-7768
Facsimile: (902) 424-4625

Government of Nunavut
Department of Justice
Legal Registries Division
P.O. Box 1000, Station 570
1st Floor, Brown Building
Iqaluit, Nunavut X0A 0H0
Telephone: (867) 975-6590
Facsimile: (867) 975-6594

Ontario Securities Commission
20 Queen Street West, 22nd Floor
Toronto, Ontario M5H 3S8
Telephone: (416) 593-8314
Toll free in Canada: 1-877-785-1555
Facsimile: (416) 593-8122
Email: exemptmarketfilings@osc.gov.on.ca
Public official contact regarding indirect collection of information:
Inquiries Officer

Prince Edward Island Securities Office
95 Rochford Street, 4th Floor Shaw Building
P.O. Box 2000
Charlottetown, Prince Edward Island C1A 7N8
Telephone: (902) 368-4569
Facsimile: (902) 368-5283

Autorité des marchés financiers
800, Square Victoria, 22e étage
C.P. 246, Tour de la Bourse
Montréal, Québec H4Z 1G3
Telephone: (514) 395-0337 or 1-877-525-0337
Facsimile: (514) 873-6155 (For filing purposes only)
Facsimile: (514) 864-6381 (For privacy requests only)
Email: financementdessocietes@lautorite.qc.ca
(For corporate finance issuers);
fonds_dinvestissement@lautorite.qc.ca
(For investment fund issuers)

Financial and Consumer Affairs Authority of Saskatchewan
Suite 601 - 1919 Saskatchewan Drive
Regina, Saskatchewan S4P 4H2
Telephone: (306) 787-5879
Facsimile: (306) 787-5899

Government of Yukon
Department of Community Services
Law Centre, 3rd Floor
2130 Second Avenue
Whitehorse, Yukon Y1A 5H6
Telephone: (867) 667-5314
Facsimile: (867) 393-6251